Exhibit 99.1

NESCO HOLDINGS, INC. SETS DATE FOR FOURTH QUARTER AND FULL-YEAR 2019 EARNINGS RELEASE AND CONFERENCE CALL

FORT WAYNE, IN., March 2, 2020 - Nesco Holdings, Inc. (NYSE: NSCO, “Nesco”), a leading provider of specialty rental equipment to the electric utility, telecom and rail end-markets, today announced that it will release fourth quarter and full-year 2019 financial results before the market opens on Thursday, March 12, 2020. A conference call will be held that same day at 8:30 A.M. ET to review the Company’s financial results.

The call may be accessed as follows:

Domestic Live:        866-211-4094
International Live:    647-689-6722
Conference ID:        1032839

To listen to a replay of the teleconference, which will be available through March 26, 2020:

Domestic Replay:    800-585-8367
Conference ID:        1032839

A webcast of the conference call will also be available in the Investor Relations section of Nesco’s website at investors.nescospecialty.com.

ABOUT NESCO

Nesco is one of the largest providers of specialty equipment, parts, tools, accessories and services to the electric utility transmission and distribution, telecommunications and rail markets in North America. Nesco offers its specialized equipment to a diverse customer base for the maintenance, repair, upgrade and installation of critical infrastructure assets including electric lines, telecommunications networks and rail systems. Nesco's coast-to-coast rental fleet of approximately 4,200 units includes aerial devices, boom trucks, cranes, digger derricks, pressure drills, stringing gear, hi-rail equipment, repair parts, tools and accessories. For more information, please visit www.nescospecialty.com.

INVESTOR CONTACT

Noel Ryan, IRC
720.778.2415
investors@nescospecialty.com